EXHIBIT 10.44

UNITED STATIONERS



                                     FY 1996


                            MANAGEMENT INCENTIVE PLAN


                                Effective 1/1/96


                                     PURPOSE


It is deemed desirable and in the best interests of the Stockholders and Corporation that a portion of total compensation be made available to key employees, in the form of incentive opportunity, when they discharge their responsibilities in a manner which makes a measurable contribution to the Corporation.

This is a general summary description of the Plan and is provided as an information communication to Plan participants. A detailed Plan document is available through the Vice President, Human Resources and upon request, any participant may review the full text.



                                  January, 1996




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CONCEPT
- -------

Participants are eligible to earn an annual incentive award based on attainment of pre-approved Company, Region and Division goals. Participants are assigned a target incentive award stated as a percent of base salary. The target incentive award, or a greater or lesser amount as based on a preset schedule, will be calculated at year-end based on the attainment of predetermined goals. The plan year shall be January 1, 1996 - December 31, 1996.


ELIGIBILITY
- -----------

Eligibility for participation in the Plan will be limited to those key employees who, by the nature and scope of their position, regularly and directly make or influence policy or operating decisions which impact the profitability and earnings results of the Company. However, employees participating in a sales incentive, or commission arrangement, or those covered by a consulting agreement, shall be excluded from participation in this Plan.


PARTICIPATION
- -------------

Participation in the Plan shall be determined annually and approved by the Board of Directors. The Board shall base its approval upon the recommendations of the Chairman and Chief Executive Officer. Employees approved for participation shall be notified of their selection as soon after approval as practicable.


PARTIAL PLAN YEAR PARTICIPATION
- -------------------------------

The Board may allow an individual who becomes eligible during the Plan year to participate in the Plan. In such case, the participant's final award shall be prorated based on the number of full months of participation during the pertinent Plan year.

A participant whose incentive category level is changed during the Plan year shall receive a bonus based on the number of months spent in each incentive category during the Plan year. The proration shall be determined by multiplying the final award for a full year of participation at each incentive category level by a fraction; the numerator of which shall be the number of months spent at the incentive category level and the denominator of



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which shall be twelve (12). The participant's final award shall be the sum of the prorated awards calculated for the time spent at each incentive category level, with consideration to changes in base salary, when appropriate.


GOALS
- -----

Target Incentive - At the beginning of each Plan year, the Board shall establish
- ----------------
the target incentive levels for participants. The target incentive (expressed as a percent of salary) will vary according to the participant's duties and responsibilities.

Performance Goals - The Board shall establish, at the beginning of each Plan
- -----------------
year, a planned level of performance usually expressed as earnings before interest, taxes, depreciation, amortization, LIFO and bonus expense at which participant bonus awards shall be earned. The Board also shall establish a range of performance levels at which the maximum and minimum incentive awards shall be earned.

Adjustment of Performance Targets - The Board shall have the right to adjust the
- ---------------------------------
performance goals (either up or down) during the Plan year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's ability to meet them.

At the end of each Plan year, final awards shall be computed for each participant. Participants must be actively employed by the Company on the last day of the Plan year to receive an award for that Plan year. Final award amounts, may be adjusted (either up or down) based on the Board's assessment of Company performance results. Further, the Board shall have the right to adjust the performance goals and the final award amounts in the event of a Plan year consisting of less than twelve (12) months.


HOW THE PLAN WORKS
- ------------------

1.      Target Incentive
        ----------------
        Target incentives are based on level of responsibility, expressed as a percent of annual salary and represent a reasonable and competitive incentive opportunity for the achievement of operating EBITDA for Corporate, Area, Region or Division. January 1, 1996 base salary is used for calculations under this plan, along with promotional



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        adjustments or other salary changes that occur during the Plan year to recognize significant changes in responsibility. Such changes will be made on pro-rata basis, using whole months.

        Participant target incentives are:

                                                              Target Incentive
                                                              Expressed as a %
               Participant Incentive Category                  of Base Salary
               ------------------------------                  --------------

        Executive Vice Presidents                                       60.0%
        Region Vice Presidents, Corporate Officers and                  40.0%
        Executive Committee Members
        Other Officers/Staff Directors/Area Managers                    33.0%
        Other Participants                                   20.0%, 15.0%, 10.0%


        The Chairman and Chief Executive Officer shall participate in this Plan, receiving incentive awards, as determined by the Board of Directors.

2.      Weighting of Target Incentive
        -----------------------------

        The Plan contains a single goal-Earnings Before Interest, Taxes, Depreciation, Amortization and bonus expense.

                                                Weighting by Organization Level
        Participants                   Corporate       Area       Region        Division
        ------------                   ---------       ----       ------        --------
        Officers                         100%
        Corporate Staff                  100%
        Area Managers                                  50%         50%
        Region Staff                                               100%
        Division Managers & Staff                                  50%            50%


3. Possible Payouts (based on performance) for Corporate, Area, Region or Division Performance

        a) Corporate Performance will be calculated on the following scale:


            Level of                   EBITDA             Payout as Percent of
           Performance               Performance        Target Bonus Opportunity
           -----------               -----------        ------------------------

             Maximum                $168,000,000>                 150%
                                     (requires
                                   interpolation)

         Operating Plan             $166,500,000                  145%
                                     (requires
                                   interpolation)




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             Minimum                $137,000,000                   50%

                                    <$137,000,000                  0%


        b) Area, Region and Division performance will be calculated on the following scale. Bonuses earned under this scale will be limited to the lesser of Corporate performance or actual Area, Region or Division performance achieved.


                 Level of              EBITDA             Payout as Percent of
                Performance          Performance        Target Bonus Opportunity
                -----------          -----------        ------------------------

                 Maximum               101%>                      150%
                                     (requires
                                  interpolation)

              Operating Plan            100%                      145%
                                     (requires
                                   interpolation)

                 Minimum                83%                        50%

                                        <83%                       0%


        c) Discretionary Award - A Discretionary bonus will be set aside for the use of the Chairman to reward extraordinary performance at the Area, Region and Division level(s). Such discretionary bonus will be over and above any other bonus entitlements.


GENERAL PROVISIONS
- ------------------

Other
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1.      The Chairman of the Board shall review performance against goals at the conclusion of the plan and shall approve awards for individuals eligible to participate in this plan.

2. The judgment of the Chairman of the Board in construing this plan or any provision thereof, or in making any decision hereunder, shall be final and binding upon all participants and their beneficiaries, heirs, executors, personal representatives and assigns.

3. Except as expressly provided in point 6 below, nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised



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        by the Officers and the Board of Directors to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

4. Except as expressly provided in point 6 below, no award will be paid an individual who is not a regular full time employee in good standing when the plan concludes, except an award may be considered in the event of retirement or death of a participant during the plan year, at the discretion of the Chairman of the Board.

5. Except as expressly provided in point 6 below, the awards to participants shall become a liability of the Company when the plan concludes, and all payments to be made hereunder will be made as soon as practicable thereafter.

6. In the event the involuntary termination of a participant occurs prior to the conclusion of this plan, he or she may be entitled to payment of a reduced award for the year at the Chairman's discretion. Such award shall be paid to such employee as soon as practicable after awards have been approved. For purposes of understanding "involuntary termination" shall mean actual or express termination of employment by the Company for its convenience, or any of its subsidiaries, provided, however, that in no event shall it include a termination based upon (a) any willful and continued failure to substantially perform assigned duties (other than as a result of incapacity) after demand giving specifics has been made for such performance, or (b) any willful misconduct which is materially injurious to the Company or any of its subsidiaries. As used here, the word "willful" means any act done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.




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